January 12, 2015 2nd REVISED Sarah Tam sent via email: Dear Sarah, On behalf of Rent the Runway, Inc. (the “Company”), we are pleased to offer you the position of SVP, Head of Merchandising & Planning reporting to Beth Kaplan, President & COO. Additionally, your responsibilities will include working directly with Jennifer Hyman, CEO in matters pertaining to Designer Relations. This letter sets forth the terms and conditions of your employment and position. Base Salary: Your salary will be $300,000.00 per year, paid in equal installments every 15th and last day of each month (or closest preceding business day), subject to tax and other withholdings as required by law. Bonus: You will be eligible to receive an annual bonus that equals 30% of your base salary. This is a discretionary bonus and will be based on company performance and on personal performance for the year. If your start date is on or before November 1st, of the current calendar year, your Bonus will be pro-rated for the portion of the year you were employed and will be paid out in March of the following calendar year. If your start date is after November 1st, you won’t be eligible to participate in the current year Bonus plan, but you will be eligible to participate in the Bonus plan for the following year. Sign-on Bonus: We will offer you a one-time sign-on bonus of $88,000. If you leave Rent the Runway within eighteen months of your start date, you will be required to pay back the amount in full. Stock Options: Subject to the approval of the Board of Directors of the Company, the Company may grant to you an incentive stock option (the “Option”) under the Company’s 2009 Stock Incentive Plan (the “Plan”) for the purchase of an aggregate of 25,000 shares of common stock of the Company at a price per share equal to the fair market value at the time of Board approval. The Option shall be subject to all terms, vesting schedules and other provisions set forth in the Plan and in a separate option agreement. You may be eligible to receive such future stock options grants as the Board of Directors of the Company shall deem appropriate. Benefits: The Company offers a generous and comprehensive benefits package, including health, disability, 401k and life insurance. You will be eligible to participate in a full range of benefits in accordance with the Company’s current eligibility requirements. You are also eligible for vacation days beginning after your first 90 days of employment. Vacation days taken prior to that time will be unpaid. Rent the Runway offers an “open-ended” vacation policy. There is no limit on the number of vacation days you can take so long as you are current with your workload and all vacation days are approved in advance by your manager. Vacation days do not accrue and no vacation is paid upon leaving the company. Key Employment Conditions: You will be required to execute an Invention and Non-Disclosure Agreement and a Non-Competition and Non-Solicitation Agreement in the forms attached as Exhibit A and Exhibit B, as a condition of employment.

You represent that you are not bound by any employment contract, restrictive covenant or other restriction preventing you from entering into employment with or carrying out your responsibilities for the Company, or which is in any way inconsistent with the terms of this letter. This offer also is contingent upon the results of a pre-employment background check, which may include confirmation of your Social Security number, verification of prior employment, verification of education and a criminal records check. If the results of the pre-employment background check are not satisfactory or if the Company determines that you have falsified or failed to disclose relevant information on your application, the Company reserves the right to withdraw this offer or terminate your employment. You agree to provide to the Company, within three days of your hire date, documentation of your eligibility to work in the United States, as required by the Immigration Reform and Control Act of 1986. You may need to obtain a work visa in order to be eligible to work in the United States. If that is the case, your employment with the Company will be conditioned upon your obtaining a work visa in a timely manner as determined by the Company. Return of Company Property: Upon termination of employment, or at any other time the Company so requests, you must return to your manager all the Company property in your possession, including but not limited to, keys, access cards, computers, phones, and the original and all copies of any written, recorded, or computer readable information about Company practices, procedures, trade secrets, or marketing associated with the Company’s business. At-Will Employment: This letter shall not be construed as an agreement, either expressed or implied, to employ you for any stated term, and shall in no way alter the Company’s policy of employment at will, under which both you and the Company remain free to terminate the employment relationship, with or without cause, at any time, with or without notice. Similarly, nothing in this letter shall be construed as an agreement, either express or implied, to pay you any compensation or grant you any benefit beyond the end of your employment with the Company. If you agree with the employment provisions of this letter, please sign the enclosed duplicate of this letter in the space provided below and return it to me by January 23, 2015. Sincerely, Aja Deodato Director, Talent and Culture The foregoing correctly sets forth the terms of my employment by Rent the Runway, Inc. Name: /s/ Sarah Tam Date: 2/2/2015 Tentative Start Date with RTR: 2/23/2015